EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT



Name                                                 Percentage of Shares Owned
------------------------------------------           --------------------------
Tri City National Bank                                           100.0%
(National Banking Association)

Tri City Capital Corporation                                     100.0%(1)
(Nevada Corporation)

Title Service of Southeast Wisconsin, Inc.                       100.0%(1)
(Wisconsin Corporation)


(1)Owned by Tri City National Bank